Exhibit 23.01

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of The Keller Manufacturing Company, (the Company) on Form S-8 (File No. 000-25939) of our reports dated February 18, 2000, appearing in, and incorporated by reference to, in the Annual Report on Form 10-K of The Keller Manufacturing Company, Inc. for the year ended December 31, 1999.

DELOITTE & TOUCHE LLP
March 28, 2000